Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of HPS Real Assets Lending Company LP (the “Company”) for the period ended June 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Keith Lind, as Co-Chief Executive Officer and Principal Executive Officer of the Company and Robert Busch, as Chief Financial Officer and Principal Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2026	By:	/s/ Keith Lind
Keith Lind
Co-Chief Executive Officer and Principal Executive Officer

Date: August 13, 2026	By:	/s/ Robert Busch
Robert Busch
Chief Financial Officer and Principal Accounting Officer
(Principal Financial Officer)